Exhibit 99.1

For Immediate Release
Contact: Robert J. Habig
650.525.3300
ir@avistar.com

AVISTAR REGAINS COMPLIANCE WITH NASDAQ LISTING REQUIREMENTS

SAN MATEO, CA – August 25, 2008 – Avistar Communications Corporation (Nasdaq: AVSR), a provider of unified visual communications solutions, today announced that on August 19, 2008, it received a notice from The Nasdaq Stock Market’s Listing Qualifications Director, and on August 25, 2008 it received a subsequent letter from the Nasdaq Hearings Panel that Avistar has re-gained full compliance with the continued listing standards of the Nasdaq Capital Market.

The Company released its Second Quarter, 2008 earnings on July 17, 2008 and convened a conference call on that day with investors to update the investment community on the Company's progress in implementing its strategic plan to broaden its product, distribution and licensing activities, all on a much-reduced cost base. Since then, the Company has made a number of significant announcements including a product and technology integration agreement with LifeSize Communications, Inc., the signing of multiple, global distribution partners, and the issuance of a number of U.S. patents relating to the areas of Voice over IP (VoIP) and instant messaging.

In addition, management has been active in meeting with members of the investment community to create a broader audience for the Company. “We hope to sustain investor interest as we continue to achieve financial and non-financial milestones in the further expansion of our business,” stated Simon Moss, CEO, Avistar.

About Avistar Communications Corporation
Avistar (Nasdaq: AVSR) creates technology that provides the missing critical element in unified communications: bringing people in organizations face-to-face, through enhanced communications, for true collaboration anytime, anyplace. Its latest product, Avistar C3, draws on more than a decade of market experience to deliver a single-click desktop videoconferencing and collaboration experience that moves business communications into a new era. Available as a stand-alone solution, or integrated with existing unified communications software from other vendors, Avistar C3 provides users instant messaging-style ability to initiate video communications across and outside the enterprise. Patented bandwidth management enables thousands of users to access desktop videoconferencing, VoIP and streaming media, without requiring substantial new network investment or impairing network performance.

Avistar's desktop videoconferencing and collaboration installations are among the world's largest, including more than 18,000 seats sold in more than 40 countries. Clients report as much as a 20 percent reduction in travel expense and carbon emissions, increases in productivity, and immeasurably improved relationship building within their organizations, as well as with suppliers and customers. Avistar holds a portfolio of more than 80 patents for inventions in video and network technology and licenses IP to videoconferencing, rich-media services, public networking and related industries. Current licensees include Sony Corporation, Sony Computer Entertainment Inc. (SCEI), Polycom, Inc., Tandberg ASA, Radvision Ltd., LifeSize Communications, Inc. and Emblaze-VCON. For more information, visit www.avistar.com.

Forward Looking Statements

Statements made in this news release that are not purely historical, including but not limited to statements regarding the ability of Avistar to sustain investor interest and achieve financial and non-financial milestones in the further expansion of its business, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as Avistar’s ability to maintain its compliance with the Continued Listing requirements of the Nasdaq Capital Market.   These and other risk factors are discussed in Avistar’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. As a result of these and other factors, Avistar expects to experience significant fluctuations in its operating results, and there can be no assurance that Avistar’s performance will meet expectations.